UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2013

PILGRIM’S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle
Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 24, 2013, Pilgrim’s Pride Corporation (the “Company”) sent a notice to participants in the Pilgrim’s Pride Retirement Savings Plan (the “401(k) Plan”) that effective on November 1, 2013 the trustee and recordkeeper for the 401(k) plan is being changed. This notice indicated that, in order to change the trustee and recordkeeper, there will be a blackout period beginning on October 28, 2013 that is expected to end with the close of business on November 15, 2013 (the “Blackout Period”). During the Blackout Period, participants in the 401(k) Plan will temporarily be unable to make changes or conduct transactions within their accounts, including redirecting investment allocations and requesting withdrawals or distributions of any type.

In connection with the foregoing, on September 25, 2013, the Company sent a notice (the “Notice”) to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR, informing them that during the Blackout Period they will be unable to directly or indirectly acquire, dispose of or transfer any equity security of the Company that they acquired in connection with their service or employment as a director or executive officer of the Company. A copy of the Notice is attached as Exhibit 99.1 and is incorporated herein by reference.

During the Blackout Period (as defined in the Notice attached as Exhibit 99.1) and for a period of two years after the ending date of the Blackout Period, stockholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Company’s Investor Relations department at 970-506-8192.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Notice to directors and executive officers of the Company on September 25, 2013

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:	September 25, 2013	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Notice to directors and executive officers of the Company on September 25, 2013